Exhibit 99.1

January 21, 2016

Mr. Stephen Zide, Chairman

Mr. Christopher Pappas, President and CEO

Trinseo S.A.

Société anonyme

4, rue Lou Hemmer

L-1748 Luxembourg-Findel

R.C.S. Luxembourg B 153.549

(the Company)

Resignation from Trinseo S.A.

Dear Steve and Chris,

I hereby tender my resignation as a member of the Board of Directors of the Company and its affiliates. I have greatly enjoyed my service on the Board and working with you, the full board of directors, and the extended leadership team of Trinseo. The company has achieved a lot since its inception in 2010 and I am proud to have been a part of the Trinseo story and to have worked with a team so full of dedication and talent.

I note that my resignation shall become effective as of February 1, 2016 (the Effective Date).

I hereby confirm that:

(i)                                     I have no claim outstanding against the Company and/or its officers in respect of any cause, matter or thing whatsoever; and

(ii)                                  to the extent that any such claim exists or may exist, I hereby irrevocably waive such claim and hereby release the Company from any liability whatsoever in respect thereof.

I hereby request that my resignation as director of the Company be registered with the Trade and Companies Register in Luxembourg as soon as practicable after the Effective Date.

Yours sincerely,

/s/ Brian William Chu
Brian William Chu